UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENLINK MIDSTREAM PARTNERS, LP

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	16-1616605
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

2501 CEDAR SPRINGS
DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Units Representing Limited Partner Interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.) (the “Registrant”) is set forth under the captions “Description of the Common Units,” “Description of Our Partnership Agreement” and “Material Income Tax Considerations” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-188041), filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2013 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

1	Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-188041) (filed with the SEC on April 19, 2013 and incorporated herein by reference).

2	Certificate of Limited Partnership of Crosstex Energy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-97779).

3

Certificate of Amendment to the Certificate of Limited Partnership of Crosstex Energy, L.P. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012).

4*	Second Amendment to the Certificate of Limited Partnership of Crosstex Energy, L.P.

5

Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of March 23, 2007 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 23, 2007, filed with the SEC on March 27, 2007).

6

Amendment No. 1 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P. dated December 20, 2007 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated December 20, 2007, filed with the SEC on December 21, 2007).

7

Amendment No. 2 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 27, 2008, filed with the SEC on March 28, 2008).

8

Amendment No. 3 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of January 19, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated January 19, 2010, filed with the SEC on January 22, 2010).

9

Amendment No. 4 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of September 13, 2012 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 13, 2012, filed with the SEC on September 14, 2012).

10

Amendment No. 5 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of February 27, 2014 (incorporated herein by reference to Exhibit 3.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).

11*	Amendment No. 6 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of March 7, 2014.

12*	Form of Specimen Unit Certificate representing common units.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	BY:	ENLINK MIDSTREAM GP, LLC, its General Partner

Date: March 7, 2014	By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit No.	Description

1	Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-188041) (filed with the SEC on April 19, 2013 and incorporated herein by reference).

2	Certificate of Limited Partnership of Crosstex Energy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-97779).

3

Certificate of Amendment to the Certificate of Limited Partnership of Crosstex Energy, L.P. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012).

4*	Second Amendment to the Certificate of Limited Partnership of Crosstex Energy, L.P.

5

Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of March 23, 2007 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 23, 2007, filed with the SEC on March 27, 2007).

6

Amendment No. 1 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P. dated December 20, 2007 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated December 20, 2007, filed with the SEC on December 21, 2007).

7

Amendment No. 2 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 27, 2008, filed with the SEC on March 28, 2008).

8

Amendment No. 3 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of January 19, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated January 19, 2010, filed with the SEC on January 22, 2010).

9

Amendment No. 4 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of September 13, 2012 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 13, 2012, filed with the SEC on September 14, 2012).

10

Amendment No. 5 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of February 27, 2014 (incorporated herein by reference to Exhibit 3.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).

11*	Amendment No. 6 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of March 7, 2014.

12*	Form of Specimen Unit Certificate representing common units.

* Filed herewith.